SEATech Ventures (HK) Limited.

Consulting Agreement

February 14th, 2021

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into by and between CATTHIS HOLDINGS CORP, a Malaysia Company (the "Company") and SEATech Ventures (HK) Limited, a Hong Kong Company (the "Consultant").

1. Consulting Relationship. During the term of this Agreement, Consultant will provide business mentoring, nurturing, incubation services and corporate development, and other related advisory services (the "Services") to the Company. Consultant represents that Consultant has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant's best efforts to perform the Services such that the results are satisfactory to the Company.

2. Fees. As consideration for the Services to be provided by Consultant the Company shall pay to Consultant the amounts of US$ 100,000.00 (US dollars One Hundred Thousand Only). The fee shall exclude any out-of-pocket expenses that incurred by the Consultant for carrying out its services, and shall be paid by the Company to the Consultant as deemed fit.

3. Expenses. Consultant shall not be authorized to incur any expenses on behalf of the Company or incur any expenses itself that Consultant expects Company to reimburse Consultant for without the Company's prior consent, which consent shall be evidenced in writing for any expenses. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement. In certain circumstances the Company shall advance expenses to the Consultant for pre-approved expenditures made by the Consultant on the Company's behalf, and the Consultant shall upon incurring such expenses provide to the Company reasonable evidence that the amount involved was expended and related to the Services provided hereunder. Consultant shall get pie approval for all expenses from the company.

4. Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on February 14th, 2021. The term of termination and services may be amended if agreed upon by both parties in writing or through email.

(a) Termination **on Default.** Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching par ty may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purpose of this Section 4 (a), material breaches of this Agreement shall include, but not limited to, (i) the willful breach or habitual neglect by the Consultant of the duties which lie is required to perform under the terms of this Agreement including the stages of completion of services set out in Exhibits A, B and C ; (ii) the Consultant's commission of acts of dishonesty, fraud or misrepresentation; (iii) the failure by the Consultant to conform to all laws and regulations governing the Consultant's duties and the Company under this Agreement; or (iv) the commission by the Consultant of any act that tends to bring the Company into public scandal or which will reflect unfavorably on the reputation of the Company. The Consultant shall refund any monies (if any) paid in respect of services to be rendered after such date of termination.

(b) Termination Without Default. Either party may terminate this agreement prior to mutual consent and agreement. In the event of such termination under Section 4 (b), the Consultant shall be compensated for services rendered for the Company up to the date of such termination. The Consultant shall refund any monies (if any) paid in respect of services to be rendered after such date of termination.

5. Independent Contractor. Consultant's relationship with the Company will be that of an independent contractor and not that of an employee.

(a) Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant's own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perforin the Services required by this Agreement (the "Assistants"). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible

for the professional performance of the Services by his Assistants such that the results are satisfactory to theCompany.

(b) No Authority to Bind Company. Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c) No Benefits. Consultant acknowledges and agrees that Consultant (or Consultant's employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant's employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d) Work for Others. The Company acknowledges, recognizes, and agrees that, subject to the provisions of Section 7 hereto, the Consultant may perform services for other persons, clients, or businesses.

6. Proprietary Information. The Company acknowledges, recognizes, and agrees that the Consultant is being retained by the Company, in part, because of the Consultant's knowledge and capabilities of, provide business mentoring, nurturing, incubation services and corporate development, fund raising strategy and other corporate advisory services. The Company further acknowledges that this proprietary information except knowledge that is in public domain is and shall remain the property of the Consultant, and the Company represents, warrants and covenants that it will make no claim that such information is or will become the Company's intellectual property by virtue of the relationship between the parties which arises from this Agreement or applicable law.

7. Consulting or Other Services **for Competitors.** Consultant represents and warrants that Consultant does not presently perform consulting or other services for, or engage in an employment relationship with, companies who businesses or proposed businesses in any way involve products or services which are competitive with the Company's products or services, or those products or services proposed or in development by the Company. If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company and Consultant to mutually and collectively determine if such proposed work will conflict with the terms of this Agreement, the interests of the Company or further services which the Company might request of Consultant. If both the Consultant and Company, after a reasonable review, determine such proposed work will compromise the Consultant's ability to perform under this Agreement the Company may elect to terminate this Agreement by giving notice the Consultant as provided hereunder.

8. Confidentiality and Nondisclosure. Consultant shall not, during or after the term of his engagement, directly or indirectly, use, disseminate, or disclose to any person, firm, or other business entity for any purpose whatsoever, any information not generally known in the industry in which the Company is or may be engaged which was disclosed to Consultant or known by Consultant as a consequence of or through his consulting relationship with the Company. This includes information regarding and relating to the Company's services, pricing and clients, and also includes information relating to purchasing, accounting, marketing, technology, methodologies, research, products, services, markets, intellectual property rights, all data concerning the information technology system and operations, program development and configuration, software developments, software programs, photographic, inventions, processes, designs, marketing, media and advertising strategies, technical, operations or systems, finances, customer database and merchandising. Consultant shall hold in a fiduciary capacity for the benefit of the Company all information described herein, during the term of this Agreement, which may be directly or indirectly useful in or related to the business of the Company or its affiliates, or may be within the scope of its or their business. Notwithstanding this Section 8, with the prior written consent of the Company, the Consultant may use Company information for the Consultant's marketing and other promotional materials. Except as required by law, neither Consultant nor any of Consultant's employees, officers, agents or advisors shall issue any press release or make any other public statement relating to this Agreement, any work done under this Agreement or any of the transactions contemplated by this Agreement without obtaining the prior written approval of Company as to the conten t s and the manner of presentation and publication of such press release or public statement.

9. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of Consultant's partners, employees or agents is under any pre-existing obligation in conflict with or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

10. Miscellaneous.

(a) The Company shall be responsible for the accuracy and completeness of documents given to consultant. The company agrees to indemnify and hold harmless consultant and or their agents for any reason whatsoeveras it relates to the terms and conditions of this agreement.

(b) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(c) **Sole** Agreement. This Agreement constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when deliver ed by email, personally or courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Hong Kong without giving effect to the principles of conflict of laws.

(f) Severability. If one or more e provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed and delivered in counterparts or electronically, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(h) Dispute Resolution. Consultant and the Company agree to work out disputes, if any, by direct discussions and negotiations. Should such discussions and negotiations be unsuccessful, all disputes or differences arising

under or in connection with this contract shall be then parties shall refer such disputes or claim to arbitration as set out here in below.

Any dispute or claim arising out of or relating to this contract, or the breach, termination or invalidity thereof, shall be decided by arbitration in accordance with the Rules for Arbitration of the Asian International Arbitration Centre 2018 (Rules of AIAC 2018).

Parties further agree that:-

(a) The appointing authority shall be the Asian International Arbitration Centre.

(b) The number of arbitrators shall be one.

(c) The place of arbitration shall be Malaysia.

(d) The language to be used in the arbitration proceedings shall be English.

(e) The law applicable to this contract shall be that of Hong Kong.

(f) The rules applicable to the arbitration shall be Rules of AIAC 2018.

"the decision of such arbitration shall be binding by both Consultant and the Company.

(i) Advice **of Counsel.** EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY I IAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF 1NDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement on the respective dates set forth below.

COMPANY:

CATTHIS HOLDINGS CORP

By: ______________________

Name: YEO CHOON PIN
Title: Chief Executive Officer

Address:
A-9-3, Northpoint Office,
Lingkaran Syed Putra, Mid
Valley City, 59200 Wilayah
Persekutuan, Wilayah
Persekutuan Kuala Lumpur

Fax:

Email: benny@catthis.com

Dated:

CONSULTANT:

SEATECH VENTURES (HK) LIMITED,

By: ______________________

Name: CHIN CHEE SEONG
Title: Chief Executive Officer

Address: 11 -05 & 11-06, TOWER A,
AVE 3 VERTICAL BUSINESS SUITE,
BANGSAR SOUTH,
IIUALA LUMPUR,
59200
MALAYSIA

Fax:

Email: cschin@seatech-ventures.com

Dated:

WITNESS:

____

Name: STEPHANO WANG

NRIC: 940203-14-5577

WITNESS:

____

Name: STEPHANO WANG

NRIC: 940203-14-5577